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                                                                   EXHIBIT 10.3


                              YATES INDUSTRIAL PARK

           405 LAWNDALE DRIVE, 12600 SOUTH SALT LAKE CITY, UTAH 84115



                         COMMERCIAL AND INDUSTRIAL LEASE
                               (New Construction)



        THIS LEASE made and entered into this 25th day of July, 1979, by and between GORDON H. YATES, hereinafter called "Landlord," and TRACY COLLINS BANK AND TRUST, hereinafter called "Tenant."

                              W I T N E S S E T H:

        In consideration of the covenants and agreements of the respective parties herein contained, the parties hereto do hereby agree as follows:


I.      DEMISED PREMISES:

        Landlord has demised and let and by these presents does hereby demise and let unto Tenant, and Tenant leases and hires from Landlord all those certain premises hereinafter more fully described, together with the buildings and other improvements now and hereafter erected thereon for the term and upon the rental and the covenants and agreements of the respective parties herein set forth.

        Said premises consist of a parcel of ground in what is commonly known as YATES INDUSTRIAL PARK, located in South Salt Lake City, State of Utah, more particularly described on Exhibit "A" annexed hereto as a part hereof.


II.     ERECTION OF BUILDING AND OTHER IMPROVEMENTS:

        (a) Building: Landlord agrees to erect on the above described premises a building containing approximately 27,120 square feet of floor space with appurtenances and other improvements in accordance with the plans and specifications attached hereto and marked Exhibit "B," signed by the parties to this agreement, and by this reference made a part hereof (such building, appurtenances and improvements being hereinafter, for the sake of brevity, referred to collectively as "building"). Landlord represents and warrants that building will be erected in a good, safe and workmanlike manner with all facilities, installations, and equipment (and sewer, water, and public utility connections, if provided in plans and specifications) installed and completed in good working order and condition and ready for legal occupancy on or before 200 days after execution of lease, subject to delays due to strikes, acts of God, unavailability of materials or other causes beyond Landlord's control. Building so erected by Landlord shall in every respect comply with the laws, ordinances and regulations, municipal or otherwise, that may govern the construction of the same and Landlord shall hold Tenant harmless of and from any loss or damage caused by defective construction


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of said new building or by reason of any mechanic's lien or encumbrances of any kind or nature against the property.

        (b) Completion: Promptly upon completion of building in accordance with the provisions of this Lease, Landlord will give written notice thereof to Tenant and within ten (10) days after the receipt of such notice, Tenant will give written notice of its acceptance of the property if the property shall have been completed and ready for occupancy in accordance with the provisions of this agreement, or notice of the respects in which the building has not been satisfactorily completed. If no notice is given, then it shall be conclusively presumed that the property is acceptable to Tenant. If notice that the property has not been satisfactorily completed shall be validly given, then Landlord shall immediately proceed to make the necessary corrections and thereafter new notices as provided for in this article shall be given. Upon acceptance of building by Tenant, Exhibit "C" shall be filled in and executed by the parties hereto.


III.    TERM:

        The term of this Lease shall be for 20 years commencing on the date of Tenant's acceptance of the property as hereinabove provided or upon occupancy of said premises by Tenant, whichever event shall occur first, and ending twenty
(20) years thereafter; provided, that, if the term shall commence on a day other than the 1st day of a calendar month, rental shall be paid for the fraction of the first month in proportion to the monthly rental rate as hereafter provided, and the term provided for in this Lease shall consist of twenty (20) years in addition to that part of the calendar month during which completion occurred.


IV.     TERMS AND CONDITIONS OF LEASE:

        This Lease is made on the following terms and conditions, which are expressly agreed to by Landlord and Tenant:

        1. RENT: Tenant agrees to pay as rental to Landlord, at the address specified in this Lease or at such other place Landlord may from time to time designate in writing, the sum of Two Million Eight Hundred Eighty Thousand and No/100 Dollars ($2,880,000), said sum to be in lawful money of the United States, payable as follows: $24,000.00 upon possession of the building, which is rent for the first and two hundred fortieth month of this lease, then $12,000.00 each and every month thereafter until one month before the completion of the term of this lease.

        In the event Tenant shall fail to pay said rental on the due date or within ten (10) days thereafter, a late charge of two (2) percent of the monthly rental shall be added to the rental and paid to Landlord for each such late payment; provided, however, that the total late charges in any year shall not exceed ten percent (10%) of the annual rental due hereunder.

        2. AUTHORIZED USE: Tenant shall use the leased premises for the following purpose, and for no other purpose whatsoever, without the written consent of Landlord first had and obtained: office - computer center.


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        3. TENANT TO INSURE BUILDINGS: Tenant shall insure and keep insured against the perils of fire, lightning, and "extended coverages," the premises of Landlord hereby leased. Such insurance shall be made payable to Landlord and mortgagee as their interests appear and shall be in an amount sufficient to provide recovery, in the event of loss, of not less than ninety percent (90%) of the replacement value of the improvements of the leased premises damaged or destroyed. Such insurance provided for hereunder shall be in a company or companies acceptable to Landlord and shall be procured and paid for by Tenant and said policy or policies will be delivered to Landlord. Such insurance may, at Tenant's election, be carried under any general blanket insurance policy of Tenant; provided, however, that a satisfactory certificate of the insurer evidencing insurance carried with proof of payment of the premium shall be deposited with Landlord.

        4. CONDITION OF THE PREMISES: Tenant accepts the leased premises in the same condition they are in at the time of the commencement of the term of this Lease. Tenant agrees if, during said term, Tenant shall change the usual method of conducting Tenant's business on the leased premises, or should Tenant install thereon or therein any new facilities, Tenant will, at the cost and expense of Tenant, make alterations or improvements in or to the demised premises which may be required by reason of any Federal or State law, or by any municipal ordinance, or regulation applicable thereto.

        5. REPAIR AND CARE OF BUILDING BY TENANT: Tenant will not commit any waste of the demised premises, nor shall it use or permit the use of the premises in violation of any present or future law of the United States or of the State in which said premises are located, or in violation of any municipal ordinance or regulation applicable thereto. Tenant agrees to keep the interior and the exterior of the building, and the improvements on the premises outside the building and grounds in good condition and repair, including all labor, materials and other repairs to the electrical wiring, plumbing, air conditioning and heating systems (including spring and fall servicing as recommended by the manufacturer, and replacement of filters as necessary); the mowing of grass, care of shrubs, general landscaping, if any, and to clean and paint the interior and exterior of the leased premises as the same may or might be necessary in order to maintain said premises in a clean, attractive and sanitary condition. Tenant shall keep the driveways and sidewalks, if any, reasonably free from ice and snow.

        6. REPAIR OF BUILDING BY LANDLORD: Landlord agrees, for the term of this
Lease, to maintain           , and to repair any latent defects in the exterior
                   ----------
walls, floor joists, and foundations, and to repair any defects in the plumbing, electrical, heating and air conditioning systems for one year after date of occupancy, as well as any damage that might result from acts of Landlord or Landlord's representatives. Landlord shall not, however, be obligated to repair any such damage until written notice of the need of repair shall have been given to Landlord by Tenant, and, after such notice is so given, Landlord shall have a reasonable time in which to make such repairs.

        7. ALTERATION OF BUILDINGS AND INSTALLATION OF FIXTURES AND OTHER
APPURTENANCES: Tenant may, with consent of Landlord, but at its own cost and expense in a good, workmanlike manner, make such alterations and repairs in the building as Tenant may require for the conduct of its business without, however, materially altering the basic character of the building or improvements, or weakening any structure on the demised premises. Tenant shall have the right, without the permission of Landlord, to erect, at Tenant's sole cost and expense, such temporary partitions, including office partitions, as may be necessary to facilitate the handling of


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Tenant's business and to install electrical fixtures, additional lights and wiring and other trade appliances. Any alterations or improvements to the leased premises, including partitions, all electrical fixtures, lights and wiring, shall, at the option of Landlord, become the property of Landlord, at the expiration or sooner termination of this Lease. Should Landlord request Tenant to remove all or any part of the above mentioned items, Tenant shall do so prior to the expiration of this Lease and repair the premises as described below. Temporary shelves, bins and machinery installed by Tenant shall remain the property of Tenant and may be removed by Tenant at any time; provided, however, that all covenants, including rent, due hereunder to Landlord shall have been complied with and paid. At the expiration or sooner termination of this Lease, or any extension thereof, Tenant shall remove said shelves, bins and machinery, and repair, in a good and workmanlike manner, all damage done to the leased premises by such removal. Tenant shall not exercise the right and privilege granted by this Article 7 in such manner as to damage or affect the structural qualities of the building. Removable partitions are not to be included in this paragraph and may be removed by tenant.

        8. PAYMENT OF TAXES AND OTHER ASSESSMENTS: Landlord will pay all property taxes when due. Tenant shall pay any and all increases in the taxes and other assessments assessed or levied against the premises over and above amounts assessed for the year 1981, as well as any special assessment imposed upon the demised premises for any purpose whatsoever during the term, whether the increase in taxation results from a higher tax rate or an increase in the assessed valuation of the demised premises or of both. Such payment shall be made by Tenant to Landlord not later than thirty (30) days following the date on which Landlord provides Tenant with written evidence of such increase. If Tenant fails to pay any such taxes or assessments when due, Landlord may pay the same under the provisions of paragraph 20, hereinafter set forth. Anything herein to the contrary notwithstanding, if Tenant deems excessive or illegal any such tax or assessment, Tenant may defer payment thereof so long as the validity or the amount thereof is contested by the Tenant in good faith, in which case Tenant shall furnish to Landlord a bond, in form reasonably satisfactory to Landlord, in an amount equal to the amount of taxes or assessments so contested, which bond shall guarantee the payment thereof with interest and penalties thereon.

        9. ERECTION AND REMOVAL OF SIGNS: Tenant may place suitable signs on the leased premises for the purpose of indicating the nature of the business carried on by Tenant in said premises; provided, however, that such signs shall be in keeping with other signs in the district where the leased premises are located; and provided, further, that the location and size of such sings shall be approved by Landlord prior to their erection, and shall not damage the leased premises in any manner.

        10. GLASS: Tenant agrees to immediately replace all glass broken or damaged during the term of the Lease with glass of the same quality as that broken or damaged.

        11. RIGHT OF ENTRY BY LANDLORD: Tenant at any time during this Lease term shall permit inspection of the demised premises during reasonable business hours by Landlord or Landlord's agents or representatives for the purpose of ascertaining the condition of the demised premises and in order that Landlord may make such repairs as may be required to be made by Landlord under the terms of this Lease. Sixty (60) days prior to the expiration of this Lease, Landlord may post suitable notice on the demised premises that the same are "For Rent" and may show the premises to prospective tenants at reasonable times. Landlord may not, however, thereby unnecessarily interfere with the use of demised premises by Tenant.


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        12. PAYMENT OF UTILITIES: Tenant shall pay all charges, including but not limited to charges for water, heat, gas, electricity and other public utilities used on the lease premises, including all replacements of light bulbs, tubes, ballasts and starters.

        13. ASSIGNMENT AND SUBLETTING: Neither this Lease nor any interest herein may be assigned by Tenant voluntarily or involuntarily, by operation of law, and neither all nor any part of the leased premises shall be sublet by Tenant without the written consent of Landlord first had and obtained; however, Landlord agrees not to withhold its consent unreasonably for Tenant to sublet the demised premises.

        14. DAMAGE OR DESTRUCTION: If the demised premises or any part thereof shall be damaged or destroyed by fire or other casualty, Landlord shall promptly repair all such damage and restore the demised premises without expense to Tenant, subject to delays due to adjustment of insurance claims, strikes and other causes beyond Landlord's control. If such damage or destruction shall render the premises untenantable in whole or in party, the rent shall be abated wholly or proportionately as the case may be until the damage shall be repaired and the premises restored. If the damage or destruction shall be so extensive as to require the substantial rebuilding (i.e., expenditure of fifty per cent (50%) or more of replacement cost) of the building or buildings on the demised premises, Landlord or Tenant may elect to terminate this Lease by written notice to the other given within thirty (30) days after the occurrence of such damage or destruction.

        Landlord and Tenant hereby release each other from responsibility for loss or damage occurring on or to the leased premises or the premises of which they are a part or to the contents of either thereof, caused by fire or other hazards ordinarily covered by fire and extended coverage insurance policies and each waives all rights of recovery against the other for such loss or damage. Willful misconduct lawfully attributable to either party, whether in whole or in part a contributing cause of the casualty giving rise to the loss or damage, shall not be excused under the foregoing release and waiver.

        15. INJURIES AND PROPERTY DAMAGE: Tenant agrees to indemnify and hold harmless Landlord of and from any and all claims of any kind or nature arising from Tenant's use of the demised premises during the term hereof, and Tenant hereby waives all claims against Landlord for damage to goods, wares or merchandise or for injury to persons in and upon the premises from any cause whatsoever, except such as might result from the negligence of Landlord or Landlord's representatives or from failure of Landlord to perform its obligation hereunder within reasonable time after notice in writing by Tenant requiring such performance by Landlord. Tenant shall at all times during the term hereof keep in effect in responsible companies liability insurance in the names of and for the benefit of Tenant and Landlord with limits as follows:


               Bodily Injury                $100,000.00 each person
                                            $200,000.00 each accident

               Property Damage              $50,000.00

Such insurance may, at Tenant's election, be carried under any general blanket coverage of Tenant. A renewal policy shall be procured not less than ten (10) days prior to the expiration of any policy. Each original policy or a certified copy thereof, or a satisfactory certificate of the Insurer evidencing


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insurance carried with proof of payment of the premium shall be deposited with
Landlord. Tenant shall have the right to settle and adjust all liability claims and all claims against the insurance companies, but without subjecting Landlord to any liability or obligation.

        16. SURRENDER OF PREMISES: Tenant agrees to surrender the lease premises at the expiration, or sooner termination of this Lease or any extension thereof, broom-clean in the same condition as when said premises were delivered to Tenant, or as altered, pursuant to the provisions of this Lease, ordinary wear, tear and damage by the elements expected and Tenant shall remove all of its property. Tenant agrees to pay a reasonable cleaning charge should it be necessary for Landlord to restore or cause to be restored the premises to the same condition as when said premises were delivered to Tenant.

        17. HOLDOVER: Should Tenant hold over the leased premises or any part thereof after the expiration of the term of this Lease unless otherwise agreed in writing, such holding over shall constitute a tenancy from month to month only, and Tenant shall pay as monthly rental the then reasonable value of the use and occupation of the leased premises which shall not be less, however, than the rent to be paid for the lease month under this Lease. Tenant agrees to give Landlord thirty (30) days' prior written notice of intent to vacate premises.

        18. QUIET ENJOYMENT: If and so long as Tenant pays the rents reserved by this Lease and performs and observes all the covenants and provisions hereof, Tenant shall quietly enjoy the demised premises, subject, however, to the terms of this Lease, and Landlord will warrant and defend Tenant in the enjoyment and peaceful possession of the demised premises throughout the term of this Lease.

        19. WAIVER OF COVENANTS: It is agreed that the waiving of any of the covenants of this Lease agreement by either party shall be limited to the particular instance and shall not be deemed to waive any other breaches of such covenant or any provision herein contained.


        20. DEFAULT: If Tenant shall make default in the fulfillment of any of the covenants and conditions hereof except default in payment of rent, Landlord may, at is option, after thirty (30) days prior notice to Tenant, make performance for Tenant and for the purpose advance such amounts as may be necessary. Any amounts so advanced or any expense incurred or sum of monies paid by Landlord by reason of the failure of Tenant to comply with any covenant, agreement, obligation or provision of this Lease or in defending any action to which Landlord may be subjected by reason of any such failure for any reason of this Lease shall be deemed to be additional rent for the leased premises and shall be due and payable to Landlord on demand. The acceptance by Landlord of any installment of fixed rent or of any additional rent hereunder shall not be a waiver of any other rent then due.

        If Tenant shall make default in fulfillment of any of the covenants or conditions of this Lease (other than the covenants for the payment of rent or other amounts) and any such default shall continue for a period of thirty (30) days after notice, then Landlord may, at its option, terminate this Lease by giving Tenant notice of such termination and, thereupon, this Lease shall expire as fully and completely as if that day were the date definitely fixed for the expiration of the term of this Lease and Tenant shall then quit and surrender the leased premises.


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        21. DEFAULT IN RENT, INSOLVENCY OF TENANT: If Tenant shall make default in the payment of the rent reserved hereunder, or any party thereof, or in making any other payment herein provided for, and any such default shall continue for a period of fifteen (15) days, after written notice to Tenant, or if the leased premises or any part thereof shall be abandoned or vacated or if Tenant shall be dismissed therefrom by or under any authority other than Landlord, or if Tenant shall file a voluntary petition in bankruptcy or if Tenant shall file any petition or institute any proceedings under any insolvency or Bankruptcy Act or any amendment thereto hereafter made, seeking to effect its reorganization or a composition with its creditors or if, in any proceedings based on the insolvency of Tenant or the leased premises or if any proceedings shall be commenced for the reorganization of Tenant or if the leasehold estate created hereby shall be taken on execution or by any process of law or if Tenant shall admit in writing its inability to pay its obligations generally as they become due, then Landlord may, at its option, terminate the Lease, without notice, and Landlord or Landlord's agents and servants may immediately, or at any time thereafter, re-enter the leased premises by force, summary proceedings or otherwise, and remove all persons and property therein, without being liable to indictment, prosecution or damage therefor, and Tenant hereby expressly waives the service of any notice in writing or intention to re-enter said premises. Landlord may, in addition to any other remedy provided by law or permitted herein, at its option re-let said premises on behalf of Tenant, applying any moneys collected first to the payment of expenses of resuming or obtaining permission, and second to the payment of costs of placing the leased premises in rentable condition, including leasing commission, and third to use payment of rent due hereunder, and any other charges due to Landlord. Any surplus remaining thereafter shall be paid to Tenant and Tenant shall remain liable for any deficiency in rental which shall be paid upon demand therefor to Landlord.

        22. ENFORCEMENT: In the event either party shall enforce the terms of this Lease by suit or otherwise, the party at fault shall pay the costs and expenses incident thereto, including a reasonable attorney's fee.

        23. FAILURE TO PERFORM COVENANT: Any failure on the part of either party to this Lease to perform any obligations hereunder, and any delay in doing any act required hereby shall be excused if such failure or delay is caused by any strike, lockout, governmental restriction or any other similar cause beyond the control of the party so failing to perform, to the extent and for the period that such continues, save and except that the provisions of this paragraph shall not excuse a non-payment of rent or other sums due hereunder on its due date.

        24. RIGHTS OF SUCCESSORS AND ASSIGNS: The covenants and agreements contained in the within Lease shall apply to insure to the benefit of, and be binding upon the parties hereto, their heirs, distributees, executors, administrators, legal representatives, assigns and upon their respective successors in interest, except as expressly otherwise hereinbefore provided.

        25. TIME: Time is of the essence of this Lease and every term, covenant and condition herein contained.

        26. LIENS: Tenant agrees not to permit any lien for moneys owing by Tenant to remain against the leased premises for a period of more than thirty
(30) days following discovery of the same by Tenant; provided, however, that nothing herein contained shall prevent Tenant, in good faith and for good cause, from contesting in the courts the claim or claims of any person, firm or corporation growing out of Tenant's operation of the demised premises or costs of improvements by Tenant on the


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said premises, and the postponement of payment of such claim or claims, until such contest shall finally be decided by the courts shall not be violation of this agreement or any covenant thereof. Should any such lien be filed and not be released or dishcarged or action not commenced to declare the same invalid within 30 days after discovery of the same by Tenant, Landlord may at Landlord's option (but without any obligation so to do) pay and discharge such lien and may likewise pay and discharge any taxes, assessments or other charges against the leased premises which Tenant is obligated hereunder to pay and which may or might become a lien on said premises. Tenant agrees to repay any sums so paid by Landlord upon demand therefor, together with interest at the rate of ten per center (10%) per annum from the date any such payment is made.

        27. CONSTRUCTION OF LEASE: The word "Landlord" as used herein shall refer to the individual, individuals, partnership or corporation called "Landlord" at the commencement of this Lease, and the word "Tenant" shall likewise refer to the individual, individuals, partnership, or corporation called "Tenant." Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural when the sense requires.

        28. PARAGRAPH HEADINGS: The paragraph headings as to the contents of particular paragraphs herein, are inserted only for convenience and are in no way to be construed as part of such paragraph or as a limitation on the scope of the particular paragraph to which they refer.


        29. COMMISSIONS: Landlord acknowledges the service of None as Real Estate Broker in this transaction and in the consideration of the effort of said broker in obtaining Tenant herein, does hereby agree to pay to said broker for services rendered, commissions on the rental of the demised premises at the rate specified and adopted by the Salt Lake Board of Realtors in accordance with Exhibit "B" annexed to Landlord's copy of this Lease and made a part hereof.

        30. NOTICES: It is agreed that the legal address of the parties for all notices required or permitted to be given hereunder or for all purposes of billing, process, correspondence, and any other legal purposes whatsoever, shall be deemed sufficient, if given by a communication in writing by United States mail, postage paid and certified, and addressed as follows:

        If to Landlord, at the following address:         405 Lawndale Dr.
                                                          Salt Lake City, Utah

        If to Tenant, at the following address:           107 South Main
                                                          Salt Lake City, Utah

        31. INDUSTRIAL CENTER RULES: It is understood that the premises to be occupied by Tenant constitute a part of an industrial center being developed by Landlord, and Tenant agrees that it will conform to any reasonable rules and regulations promulgated by Landlord and relating to parking, or the organization, development or operation of the industrial center except as provided. Tenant agrees that it will neither fence nor enclose any portion of the leased premises outside the building. Tenant agrees that it will not store any materials outside the building.

        32. LANDSCAPING: Tenant agrees to pay his proportionate share of a landscaping service to be secured by Landlord.


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        33. RENT REVIEW: At the end of 60 months the rental rate as set forth in
Paragraph 1, Page 2, will be increased by the same ratio as the increase, if any, in the Consumer Price Index for all items, as published by the United
States Department of Labor, Bureau of Labor Statistics between the date of possession and the end of the 60th month. If no increase occurs in the Consumer Price Index during this first 5 year period rent will remain the same as the base rent. At the end of 120 months the rental rate will be increased or decreased by 50% of the aforementioned Consumer Price Index change, if any, between the beginning of the 61st month and the end of the 120th month. If no increase occurs in the Consumer Price Index during this second 5 year period the rent will remain the same as established between the 61st. and the 121st. month. At the end of 180 months the rental rate will again b e increased or decreased by 50% of the aforementioned Consumer Price Index change, if any, between the beginning of the 121st and the end of the 180th month. If no increase occurs in the Consumer Price Index during this third 5 year period the rent will remain the same as established between the 121st and 181st months. In no event will the rent go below the original $12,000.00 base figure.

        IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the day and year first above written.

TRACY COLLINS BANK AND TRUST                     GORDON H. YATES

By:/s/ Peter K. Raison                    By:/s/ Gordon H. Yates
   ---------------------------------         ---------------------------
   Executive Vice President/Cashier
   ---------------------------------      ------------------------------
            TENANT                                   LANDLORD


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                                    EXHIBIT 2

                          LEGAL DESCRIPTION OF PREMISES


BEGINNING at a point on the West Line of Lawndale Drive at a point which is North 00(degree) 04' 30" West 800.893 feet and due West 842,952 feet from the Salt Lake County Surveyors Monument at 2700 South and 300 West Street, said point is also North 1256.32 feet and West 513.234 feet from the South Quarter Corner of Section 24, Township 1 South, Range 1 West, Salt Lake Base and Meridian, and running thence West 198.50 feet to the East Line of the State Road I-15 Right-of-Way Line; thence South 00(degree) 25' 00" West 350.898 feet along said Right-of-Way line (State bearing South 00(degree) 40' 00" West); thence East 201.052 feet to a point on the West line of Lawndale Drive; thence North
350.889 feet to the point of BEGINNING.

The above described property also known by the street address of:
None Shown

                                      * * *



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                                    EXHIBIT 3

                               SUBLEASE AGREEMENT


        THIS SUBLEASE AGREEMENT (this "Sublease") is made and entered into effective the 18th day of May, 1995 by and between WEST ONE BANK, UTAH (successor in interest to TRACY COLLINS BANK AND TRUST), a Utah corporation ("Sublessor"), and SUMMIT FAMILY RESTAURANTS INC., a Delaware corporation ("Sublessee").

                              W I T N E S S E T H:

        WHEREAS, Gordon H. Yates, as Landlord, and Sublessor, as Tenant, entered into that certain Commercial and Industrial Lease dated July 25, 1979 (the "Base Lease"), covering and describing property located at 440-460 Lawndale Drive, South Salt Lake City, Utah, together with the building and other improvements thereon, which building contains approximately twenty-seven thousand one hundred twenty (27,120) square feet, all of which is referred to herein as the Premises (the "Premises") and which is described on Exhibit A to the Base Lease which is attached hereto as Exhibit 1;

        WHEREAS, subject to the terms of Section 5 below, a legal description of the Premises is set forth on Exhibit 2 attached hereto and;

        WHEREAS, a true and correct copy of the Base Lease is attached hereto as
Exhibit 1 and made a part hereof for all purposes;

        WHEREAS, THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation ("Landlord"), has succeeded to the interest and title of Gordon H. Yates in and to the Base Lease and the Premises;

        WHEREAS, West One Bank, Utah, a Utah corporation ("Tenant" and "Sublessor"), has succeeded to the interest and title of Tracy Collins Bank and Trust in and to the Base Lease;

        WHEREAS, Sublessee desires to sublease from Sublessor all of the Premises described in the Base Lease upon the terms and conditions hereinafter set forth; and

        NOW, THEREFORE, in consideration of the Premises and the mutual covenants contained herein, Sublessor and Sublessee hereby agree as follows:

        1. Subleased Premises. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises.

        2. Term. Subject to and upon the terms ad conditions hereinafter set forth, the Sublease shall be in force for a term ("Sublease Term") commencing upon execution of this Sublease and expiring on February 29, 2000. Notwithstanding anything in the prior sentence to the contrary, the parties hereto expressly agree that their intent is to enter a sublease of the Premises and that this Sublease is not intended to be and shall not be interpreted to be an assignment of the Base Lease.

Sublessee will be allowed access to the portion of the Premises not currently being utilized by Sublessor immediately upon execution of this Sublease but shall not begin construction of its tenant improvements until the plans for said improvements have been approved by the Landlord. Sublessor shall vacate the entire Premises and Sublessee shall have full access to the entire Premises not more than seventy-five (75) days after execution of this Sublease. Sublessor shall provide written notice to Sublessee that Sublessor has fully vacated the Premises.

        3. Base Sublease Rental. During the Sublease Term, Sublessee agrees to pay as rent ("Base Sublease Rental") for the Premises the sum of Thirteen Thousand Nine Hundred Eight Dollars and Four Cents ($13,908.04) per month. Sublessee shall commence paying the monthly Base Sublease Rental sixty (60) days following receipt of written notice from Sublessor that Sublessor has fully vacated the Premises ("Rent Commencement Date"). If for any reason the Rent Commencement Date shall not commence on the first day of a month, the Base Sublease Rental shall be prorated. Thereafter, the monthly Base Sublease Rental shall be payable in advance on the first day of each calendar month throughout the Sublease Term. Sublessee agrees to pay all Base Sublease Rental and additional sums due under this Sublease to Sublessor at Sublessor's address as provided herein (or such other address as may be designated by Sublessor from time to time) without demand, counterclaim, or offset. All past due installments of Base Sublease Rental and other sums of any kind past due hereunder shall bear interest at the maximum lawful non-usurious rate per annum until paid or if no such rate is set, then at the rate of ten percent (10%), annually.

        Any abatement of rent which Sublessor receives from the Landlord as a result of damage, destruction, condemnation, untenantability, or other events shall be passed on to Sublessee and Sublessee's rent shall be likewise abated up to a maximum of the Base Sublease Rental due from Sublessee to Sublessor.

        4. Base Lease. This Sublease is subject to all the provisions, terms, covenants, and conditions of the Base Lease. Sublessor agrees to pay all rentals, base, additional or otherwise, as provided in the Base Lease, but the foregoing shall not obligate Sublessor to Sublessee for the payment of, and Sublessee agrees to pay as required by the Base Lease (or reimburse Sublessor, if applicable), all other sums due and payable pursuant to the terms of the Base Lease for the use and occupancy of the Premises during the Sublease Term for indemnity obligations of Sublessor in favor of Landlord, holdover rent, maintenance, repairs, alterations, additions, common area fee or other sums which are deemed additional rental under the Base Lease and are required to be paid by the Tenant under the Base Lease. The sums payable by Sublessee under this paragraph constitute additional rentals under applicable law. Sublessee assumes and agrees to perform and observe all provisions, terms, covenants, and conditions of the Tenant under the Base Lease as the same relate to the Premises and to Sublessee's use and occupancy of the same during the Sublease Term, except as may be expressly provided to the contrary herein. Sublessee shall have no right to exercise (and Sublessor shall have no obligation to exercise) any options available to Sublessor under the Base Lease or to exercise any rights of control or termination under the Base Lease as all the same are retained by Sublessor. Except to the extent assumed by Sublessee in this Sublease, Sublessor agrees to fully and timely perform all of Tenant's duties and obligations under the Base Lease. Sublessor agrees to and shall refrain from entering into any amendment to or modification of the Base Lease that would conflict with the rights granted to Sublessee under this Sublease without the prior written consent of Sublessee. A copy of any amendment to or modification of the Base Lease between Sublessor and Landlord shall be promptly furnished to Sublessee.

        5. Memorandum of Sublease. Upon execution of this Sublease, Sublessee and Sublessor shall execute a recordable Memorandum of Sublease in the form of
Exhibit 3 attached hereto. For the purposes of recording the Memorandum of Sublease, the parties hereto agree to attach to the Memorandum of Sublease, the legal description set forth on Exhibit 2 hereto which has been provided by a title company. The parties agree and acknowledge that by utilizing the legal description set forth in Exhibit 2, Sublessor is in no way subleasing to Sublessee any premises other than those described in the Base Lease and set forth on Exhibit A to the Base Lease. Therefore, if at any time, the Memorandum of Sublease needs to be amended to set forth a more accurate legal description, the parties hereto agree to do so, and to record such amendment.

        6. Condition of Subleased Premises. Upon commencement of the Sublease Term, Sublessee accepts the Premises and any leasehold improvements thereto in their then existing condition, on an "as is" basis as of the date of the joint inspection of the Premises by Sublessee and Sublessor. Upon inspection, the parties hereto shall execute Exhibit 4 attached hereto indicating that the inspection has occurred and any furniture, fixtures and equipment which will remain with the Premises after vacation by the Sublessor. Sublessor shall repair any damage to the Premises caused by Sublessor's vacation of the Premises. Sublessor hereby agrees that there will be no material changes to the Premises from the date of inspection to the date Sublessor fully vacates the entire Premises, except those alterations approved by or at the direction of Sublessee. Sublessor shall not be required to make for the benefit of Sublessee any improvements to or repairs of any kind or character in or to the Premises during the Sublease Term, but this sentence shall not relieve Sublessor of its obligations to Landlord under the Base Lease.

        7. Use. Sublessee agrees to use the Premises as office space, a test kitchen, and distribution center for its business and for no other purpose without first obtaining the permission of Sublessor and Landlord.

        8. Indemnity. To the extent not prohibited by applicable law, Sublessee shall indemnify and hold harmless Sublessor and Landlord from and against any and all claims, demands, liabilities, losses, costs, expenses and damages for anything whatsoever, arising from or out of the Sublessee's use or occupancy of the Premises or the use and occupancy thereof by Sublessee's agents, employees, servants, customers, or invitees. The foregoing shall not be construed as an agreement by Sublessee to indemnify Sublessor against or from Sublessor's negligent acts.

        To the extent not prohibited by applicable law, Sublessor shall indemnify and hold harmless Sublessee from and against any and all claims, demands, liabilities, losses, costs, expenses and damages for anything whatsoever, arising from or out of the Sublessor's use or occupancy of the Premises or the use and occupancy thereof by Sublessor's agents, employees, servants, customers, or invitees. The foregoing shall not be construed as an agreement by Sublessor to indemnify Sublessee against or from Sublessee's negligent acts.

        Nothing contained herein shall be construed to enlarge or expand Sublessor's obligations to Landlord under the Base Lease. Subject to the foregoing, Sublessee shall not assume any liabilities, responsibilities or obligations, and Sublessor shall indemnify, defend, and hold Sublessee harmless from and against any and all claims, demands, liabilities, losses, costs, expenses and damages arising out of the former presence and removal of a 5,000 gallon underground gasoline storage tank ("Storage Tank") from the Premises in August 1990 as identified by the Subsurface Study conducted by Delta

Geotechnical Consultants Inc., Job No. 3039, dated February 10, 1994, or the ongoing monitoring of groundwater by Delta Geotechnical Consultants, Inc., Job No. 3575, or any other consultant authorized by Sublessor to perform tests on the Premises. Without limiting the foregoing, such indemnification by Sublessor shall include (a) the pro rata abatement of rent in the event any portion of the Premises is not useable by Sublessee as a result of any monitoring or other actions that are taken by Sublessor or its agents or representatives with respect to the prior existence of the Storage Tank and (b) responsibility by Sublessor for damages incurred by Sublessee as a result of any portion of the Premises not being useable as a result of any monitoring or other actions that are taken by Sublessor or its agents or representatives with respect to the prior existence of the Storage Tank.

        Sublessor agrees that any and all monitoring or other actions related to the Storage Tank and the prior existence or removal of it from the Premises required under any applicable law or any governmental authority shall be the responsibility of Sublessor during the term of the Sublease. Sublessee agrees that it will provide access to the three well monitoring stations located outside of the west side of the building on the Premises to Sublessor or its agents or representatives as reasonably requested by Sublessor.

        9. No Warranty. WHEN SUBLESSEE BEGINS OCCUPYING ANY PORTION OF THE PREMISES, SUBLESSEE WILL ACCEPT SUCH OCCUPIED PORTION OF THE PREMISES WITHOUT ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO ITS CONDITION, SUITABILITY, FITNESS FOR PURPOSE OR ITS COMPLIANCE WITH ANY LAWS, REGULATIONS OR ORDINANCES, EXCEPT THAT SUBLESSOR DOES WARRANT THAT IT HAS A LEASEHOLD INTEREST IN THE PREMISES WHICH IT IS SUBLEASING TO SUBLESSEE PURSUANT TO THIS SUBLEASE, AND EXCEPT FOR THE INDEMNITY IN PARAGRAPH 8 HEREOF.

        10. Assignment or Sublease. Sublessee shall not assign, mortgage, pledge, hypothecate or otherwise encumber this Sublease or the Premises, or any interest herein or any right or privilege appurtenant thereto, without the express prior written consent of Sublessor, which shall not be unreasonably withheld, and Landlord. Sublessee may not sublet any portion of the Premises without the prior written consent of Sublessor which shall not be unreasonably withheld, and Landlord. Sublessee shall not be relieved of any of its obligations hereunder by reason of any assignment of this Sublease or of any sublease of all or part of the Premises.

        11. Sublessor's Acts. It is specifically agreed that Sublessee shall not be responsible for the discharge and performance of the duties and obligations required to be performed and/or discharged by Sublessor in connection with the Base Lease prior to the Commencement of the Sublease Term. In that regard, Sublessor agrees to indemnify, defend and hold Sublessee harmless from and against any and all loss, cost, expense or liability (including, without limitation, attorneys' fees, accountant's fees and court costs) resulting from any claims or causes of action existing in favor of or asserted by any party arising out of or relating to Sublessor's failure to perform any duties or obligations imposed on Sublessor under the Base Lease with respect to periods beginning prior to the commencement of the Sublease Term. However, in no event does Sublessor intend or agree to indemnify Sublessee from the consequences of the acts or omissions of Sublessee, its agents, employees or contractors. Sublessor warrants and represents that the Base Lease represents Sublessor's entire agreement with Landlord of the use and occupancy of the Premises and that

Sublessor has received no notice, and has no actual knowledge, of any default of Sublessor under the Base Lease.

        12. Default. If Sublessee fails to pay any Base Sublease Rental within five (5) days after the same is due or fails to pay any other sum payable under this Sublease or the Base Lease when due, or fails to perform or observe any other covenant, term, provision or condition of this Sublease or the Base Lease, which failure continues to ten (10) days after written notice from Sublessor to Sublessee describing such failure, Sublessee shall be in default under this Sublease and, as regards this Sublease only, Sublessor shall be entitled, as between itself and Sublessee, to the same types of rights and remedies that are available under the Base Lease as between the Landlord and Tenant thereunder in the event a default by Tenant had occurred thereunder and to any rights and remedies available to a landlord under applicable law. Upon any default by Sublessee under this Sublease, Sublessor, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such default for the account of Sublessee, and thereupon Sublessee agrees to and shall pay to Sublessor, immediately upon demand, all costs, expenses and disbursements incurred by Sublessor in taking such remedial action (including, without limitation, attorneys' fees, accountant's fees and court costs).

        In the event Sublessor shall fail to pay any sum provided to be paid by Tenant under the Base Lease and not provided to be paid or reimbursed by Sublessee pursuant to this Sublease, or if Sublessor shall be in default of any of the other provisions of the Base Lease, which default is not the result of any default by Sublessee under this Sublease or the Base Lease and Sublessor fails to remedy any such default within the time provided in the Base Lease, Sublessee, in addition to any other rights or remedies that Sublessee may have at law or in equity, may recover any actual damages sustained by Sublessee as a result of Sublessor's default plus Sublessee's reasonable attorney's fees. Sublessee, at Sublessee's option, may cure at Sublessor's sole expense, any such default of which Sublessor shall first have been given notice, and all sums expended by Sublessee in curing such default shall be due and payable by Sublessor upon receipt of Sublessee's demand therefor, or at Sublessor's option, such amounts may be credited against future rentals payable by Sublessee to Sublessor under this Sublease. Upon receipt, Sublessor shall promptly furnish Sublessee with a copy of each notice, demand or correspondence received from Landlord. Sublessor understands and agrees that Sublessee shall have the option to assume at Sublessee's sole cost and risk, the position of Sublessor in any proceeding to enforce any term or condition of the Base Lease which Sublessor has the right to enforce. Sublessor agrees (at the expense of Sublessee) to join with Sublessee in any such proceedings in the event such action is necessary.

        13. Quiet Enjoyment. Sublessee shall peacefully have, hold and enjoy the Premises, subject to the terms and conditions of this Sublease and the Base Lease, provided that Sublessee timely and fully performs its covenants, duties and obligations under this Sublease. Sublessor and Sublessee shall share equally in the cost of a leasehold policy of title insurance in the face amount of $800,000.00, to be provided to Sublessee as soon as possible after execution of this Sublease.

        14. Insurance. At its expense, Sublessee shall maintain during the Sublease Term all the insurance required by Sections 3 and 15 of the Base Lease. The insurance required by Section 3 of the Base Lease shall name Landlord as the insured and the insurance required by Section 15 of the Base Lease shall name Landlord and Sublessor as additional insureds. Certificates evidencing the insurance required by this Sublease shall be furnished to Sublessor and Landlord upon the Commencement of the

Sublease Term and such certificates shall provide that such insurance overages may not be amended or cancelled without thirty (30) days prior written notice to Sublessor and Landlord. Notwithstanding the foregoing, prior to Sublessor vacating the entire Premises, Sublessor and Sublessee each shall maintain insurance for the Premises and each party shall be responsible for any damage or destruction to the portion of the Premises it possesses.

        15. Waiver of Subrogation Rights. Anything contained in this Sublease to the contrary notwithstanding, and to the extent not prohibited by applicable law, Sublessor and Sublessee each waive for themselves and their respective insurers any and all rights of recovery, claim, action or cause of action against the other, its agents, officers, and employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or any personal property, by reason of fire, and elements, or any other cause which could be insured against under the terms of a fire and extended coverage insurance policy, regardless of cause or origin, including without limitation, negligence of either Sublessor or Sublessee or their respective agents, officers, employees or contractors, and covenant that no insurer shall hold any right of subrogation against either Sublessor or Sublessee.

        16. Condemnation. Sublessor agrees to assign to Sublessee any of its rights to awards or damages in any condemnation proceedings affecting the Premises.

        17. Governing Law. This Sublease shall be governed by and construed in accordance with the laws of the State of Utah, without regard to the conflict of law principles thereof.

        18. Notices. Any notice or other communication to any party required or permitted to be given under this Sublease must be in writing and shall be effectively given if hand delivered, if sent by facsimile, or if sent by United States Mail, postage prepaid, certified or registered, return receipt requested, to the following addresses:

        If to Sublessor:     West One Bank, Utah
                             Controller/Treasurer #7-9065
                             107 South Main Street
                             Salt Lake City, Utah  84111
                             Fax:  (801) 534-6269

        With copy to:        West One Bancorp
                             Corporate Facilities #3-2220
                             P.O. Box 8247
                             Boise, Idaho  83733
                             Attention:  Vice President & Manager, Real Estate
                             Fax:  (208) 387-3332

        If to Sublessee:     Summit Family Restaurants Inc.
                             Attn:  Law Department
                             440 Lawndale Drive
                             Salt Lake City, Utah  84119
                             Fax:  (801) 974-4385

        With copy to:        Summit Family Restaurants Inc.
                             Attn: Chief Financial Officer
                             440 Lawndale Drive
                             Salt Lake City, Utah  84119
                             Fax:  (801) 974-4385

Any notice mailed shall be deemed to have been given on the second (2nd) business day following the date of deposit of such item in a depository of the United States Postal Service. Notice effected by hand delivery or facsimile shall be deemed to have been given at the time of actual delivery. Any party shall have the right to change its address to which notices shall thereafter be sent by giving the other parties notice thereof.

        19. Successors and Assigns. This Sublease shall be binding upon and shall inure to the benefit of Sublessor, Sublessee and their respective heirs, successors and assigns, subject to the limitations set forth in paragraph 10 above.

        20. Taxes. Sublessee shall pay when due all taxes as well as any special assessments imposed on the Premises and incurred during the Sublease Term over and above the base amounts as indicated in Section 8 of the Base Lease.

        21. Sublessor's Access. Sublessor shall have the right, at all reasonable times during the Sublease Term, after reasonable notice to Sublessee, not to be less than forty-eight (48) hours unless Sublessee is in default under this Sublease (in which event no notice is required), to enter into the Premises and to cure any defaults of Sublessee hereunder that Sublessor elects to cure. No such entry by Sublessor will constitute an assumption of any of Sublessee's obligations hereunder.

        22. Security Deposit. No security deposit shall be paid by Sublessee.

        23. Fees. Except with respect to the listing agent, Richard H. Nordlund of Commerce Properties, Inc. who represents Sublessor and Steve Condie of Commerce Properties Management Corp. who represents the Sublessee, Sublessor and Sublessee warrant and represent that no broker was involved on either's behalf in negotiating or consummating this Sublease. Sublessor shall pay the applicable commission to Commerce Properties, Inc. and Commerce Properties Management Corp. which total combined commissions shall equal six percent (6%) of the rental income of the Sublease, less the allowance for tenant improvements.

        24. Landlord's Consent. The provisions of Landlord's consent which is attached hereto and is incorporated herein and the agreements of Sublessor and Sublessee contained therein are a part of this Sublease and binding on Sublessor and Sublessee, respectively. Likewise, the agreements and consents of Landlord contained in such consent are part of this Sublease and inure to the benefit of and are enforceable by Sublessor and Sublessee, respectively. To the extent such consent modifies or amends the Base Lease, Sublessor and Sublessee consent to the same.

        25. Attorney Fees. In the event that at any time during the term of this Sublease either Sublessor or Sublessee shall institute any action or proceedings against the other to enforce the provisions of this Sublease, or resulting from any default thereunder, then in that event, the unsuccessful party in such action or proceeding shall reimburse the prevailing party therein for the reasonable attorneys' fees and costs incurred by the prevailing party.

        26. Tenant Improvement Allowance. Sublessor shall pay to Sublessee a total of Five Dollars ($5.00) per square foot or One Hundred Thirty-Five Thousand Six Hundred Dollars ($135,600.00) to be used for tenant improvements of the Premises. Payment of such funds will be made at the completion of tenant improvements. Sublessee will show proof of those improvements to Sublessor in the amount of One Hundred Thirty-Five Thousand Six Hundred Dollars ($135,600.00). To the extent the cost of tenant improvements in the Premises exceeds the allowance provided by Sublessor, Sublessee will pay for the overage amount to those third parties.

        27. Lease Contingency. This Sublease is contingent on Silver State Suppliers, Inc. closing on the purchase of Sublessee's land, building and improvements at 1010 West 2610 South, Salt Lake City, Utah on or before May 22, 1995. This Sublease shall be null and void if such sale is not completed by May 22, 1995, and all monies paid by Sublessee to Sublessor will be returned to Sublessee.

        IN WITNESS WHEREOF, the parties have entered into this Sublease as of the day and year first above written.

WEST ONE BANK, UTAH                  SUMMIT FAMILY RESTAURANTS INC.


By:   /s/ Lewis B. Goodwin           By:   /s/ David E. Pertl
      ----------------------               ------------------------------------

Name: Lewis B. Goodwin               Name: David E. Pertl
      ----------------------               ------------------------------------

Title:Sr. Vice President             Title:Sr. Vice President, CFO & Treasurer
      ----------------------               ------------------------------------

      "Sublessor"                                  "Sublessee"